                                                                   Exhibit 10.15

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[****]" ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.

                    SABRE TRAVELBASE SYSTEM LEASE AGREEMENT
                    ---------------------------------------
                                 (United States)

       This Sabre TravelBase System Lease Agreement (the "Agreement") is entered into by and between Sabre Inc. ("Sabre") and Cheap Tickets, Inc. ("Customer"), as of the date executed by Sabre below ("Effective Date") regarding the provision of products and services set forth herein.

Article 1  - Term
-----------------

1.1 The term of the Sabre TravelBase System shall commence on the completion of data conversion (the "Effective Date") and shall continue in effect for the number of months as stated on the Schedule ("Initial Term") unless terminated as provided herein. Any additional Sabre TravelBase System installed subsequent to the date of execution of this Agreement by Sabre shall be subject to the terms and conditions of this Agreement and shall have a term as specified on the Supplement ("Additional Term"), commencing on the date of installation. Upon expiration of the applicable term, the Agreement for such Sabre TravelBase System shall continue on a month-to-month basis until termination by either party upon thirty days notice.

Article 2 - Definitions
-----------------------

2.1  Agreement means this Sabre TravelBase System Lease Agreement, and all
     ---------
Amendments, Schedules and Supplements made a part hereof.

2.2  Confidential Information means this Agreement, any and all applicable
     ------------------------
rights to patents, copyrights, trademarks and trade secrets, proprietary and confidential information of each party hereto and each party's affiliates, subsidiaries, successors or assigns concerning such party's past, present or future research, development, business activities or affairs, finances, properties, methods of operation, processes and systems, agreements related to the business of such party.

2.3  Instructions means any and all manuals, operation procedures,
     ------------
manufacturer's recommendations, rules and instructions delivered or made available to Customer (either in hard copy, verbally or on-line) all of which must be complied with by Customer. Such Instructions may be unilaterally revised or amended by Sabre at any time in its reasonable discretion.

2.4  Sabre Subscriber Agreement means that separate agreement entered into by
     --------------------------
the parties effective December 31, 1998 as modified by Amendment No. 1 also effective December 31, 1998 and its Appendix A.

2.5  Sabre TravelBase System means the Standard Equipment, Sabre TravelBase
     -----------------------
System Components, Instructions and/or the Sabre TravelBase System Software as identified on the Schedule and all Supplements.

2.6  Sabre TravelBase System Component means all memory, disk storage space,
     ---------------------------------
ports, workstations, printers and any other element of the Standard Equipment.

2.7  Sabre TravelBase System Software means that Software delivered by Sabre to
     --------------------------------
Customer as identified on the Schedule and all Supplements including all upgrades, improvements, enhancements and modifications thereto.

2.8  Schedule means the document reflecting the Charges and term for the Sabre
     --------
TravelBase System.

2.9  Standard Equipment means the items of computer hardware leased to Customer
     ------------------
by Sabre in accordance with this Agreement.

2.10 Supplement means the document reflecting any changes to the Sabre
     ----------
TravelBase System, and/or charges or credits related thereto.

Article 3 - Charges and Payments
--------------------------------

3.1  Charges.  All amounts payable to Sabre ("Charges") shall be due and payable
     -------
within thirty (30) days of the date of Sabre's invoice, without set off or counterclaim.

3.2  Additional Charges.  Customer agrees to pay to Sabre an additional charge
     ------------------
at Sabre's then prevailing rate for services and materials including without limitation the following: (a) the installation or removal of Standard Equipment; (b) excess cable or teflon coated cable required for installation;
(c) Standard Equipment relocation within the site; (d) additional support and expenses outside of the scope of this Agreement.

3.3  Increases.  Sabre shall have the right to increase the Charges as shown on
     ---------
the Schedule and any Supplements for the remaining term of this Agreement upon thirty days written notice to the Customer. The total amount of such increase shall not exceed ten percent of the Charges in any consecutive twelve month period. Hardware maintenance payments may be increased;

however, such increase may not be more than a rounded-up percentage equal to the percentage of increase charged to Sabre by its maintenance vendors.

3.4  Interest.  Charges not paid when due shall accrue interest at the rate of
     --------
one hundred twenty-five percent (125%) of the prime rate of interest announced from time to time by the home office of Bank of America or the highest rate permitted by Texas law, whichever is less.

3.5  Taxes.  Customer shall pay any taxes, or assessments including any interest
     -----
or penalty thereon levied as a result of this Agreement, excluding taxes measured by the net income of Sabre. Customer shall indemnify and hold harmless Sabre from all costs, fines and expenses (including reasonable legal costs) incurred by Sabre resulting from Customer's failure to pay taxes as provided in this Article.

3.6  [****].  Consistent with the provisions of the Sabre Subscriber
     ------
Agreement, and only for as long as such Sabre Subscriber Agreement and this Agreement remain in effect and Customer complies with the provisions of Appendix A to the Sabre Subscriber Agreement Amendment No. 1, [****]:

     3.6.1  [****];
     3.6.2  [****];
     3.6.3  [****];
     3.6.4  [****];
     3.6.5  [****];
     3.6.6  [****].

Article 4 - Installation and Delivery
-------------------------------------

4.1  Delivery.  Sabre shall arrange for delivery of the Sabre TravelBase System
     --------
F. O. B. to the site, as identified on the Schedule and all Supplements thereto.

4.2  Installation.  Subject to Article 4.3, Sabre shall install, or cause to be
     ------------
installed, the Sabre TravelBase System at the site.

4.3  Customer's Obligations Prior to Installation.  Customer, at its expense,
     --------------------------------------------
shall be responsible for preparing the site for Sabre TravelBase System in accordance with the Instructions. If installation of the Sabre TravelBase System is prevented or delayed because of Customer's failure to prepare the site, Sabre shall use reasonable efforts to install the Sabre TravelBase System upon Customer's compliance with this Article and upon payment of all reasonable expenses incurred by Sabre resulting from Customer's failure to prepare the site.

4.4  Relocation and Possession.  Customer shall at all times keep the Sabre
     -------------------------
TravelBase System in its sole possession and control at the site. Customer shall not move any part of the Sabre TravelBase System from or within the site without first obtaining the written consent of Sabre which consent Sabre shall not unreasonably withhold or delay.

4.5  Communications Access.  Customer shall provide at its own expense such
     ---------------------
communication lines in accordance with the Instructions for access by Sabre or its designated third-party to the Sabre TravelBase System.

4.6  Non-Standard System.  Customer shall not connect or use any hardware, or
     -------------------
firmware not acquired from Sabre with the Sabre TravelBase System without Sabre's prior written consent, which consent Sabre shall not unreasonably withhold or delay and which shall be granted provided that such hardware, or firmware is approved by Sabre for use with Sabre TravelBase System and Customer executes the Non-Standard System Amendment.

4.7  Acceptance of Sabre TravelBase System.  Upon installation of the Sabre
     -------------------------------------
TravelBase System, Customer shall be deemed to have accepted the Sabre TravelBase System. Any use of the Sabre TravelBase System, and/or Sabre TravelBase System Components or Sabre TravelBase System Software further constitutes acceptance of the Agreement and applicable Amendments and Supplements by the Customer.

Article 5 - Repairs and Maintenance
-----------------------------------

5.1  Repairs and Maintenance.  Upon prompt notification from Customer,  Sabre or
     -----------------------
its designated agent, shall promptly repair and maintain the Standard Equipment and shall keep it in good working order provided that the Standard Equipment has been subject to reasonable operation. Customer shall not make any modifications nor attempt to perform repairs or maintenance of any kind without previous written permission from Sabre, which permission Sabre shall not unreasonably withhold or delay. Sabre or its designated agent, shall have free access to the Standard Equipment at reasonable times during normal business hours (9:00 a.m. to 5:00 p.m. local time, Monday through Friday, excluding legal holidays) to provide such service. Damage

[****] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

resulting from negligence other than Sabre's or its agents' or contractors' negligence, transport not authorized by Sabre, repairs not done by Sabre or its agents, will not be covered.

5.2  Changes to Coverage.  If Customer has title to hardware that operates in
     --------------------
conjunction with the Standard Equipment, he may elect, at any time during the term of the Agreement, to discontinue or change hardware maintenance upon giving Sabre sixty (60) days written notice.

5.3  Limitations.  Items consumed in the normal course of business, including
     -----------
but not limited to printer ribbons and software media are excluded from coverage.

5.4  Charges.  Repair or maintenance services on Standard Equipment during
     -------
normal business hours (9:00 a.m. to 5:00 p.m. local time, Monday through Friday, excluding legal holidays) are included in the Charges, provided that the Customer has not been negligent and the Standard Equipment has been subject to reasonable operation; otherwise, Customer will be charged a service fee in accordance with Sabre's or its designated third-party's then prevailing rates.

Article 6 - Title and Ownership of Sabre TravelBase System
----------------------------------------------------------

6.1  Title and Ownership of Sabre TravelBase Standard Equipment.  The Sabre
     ----------------------------------------------------------
TravelBase System leased hardware hereunder shall remain the property of Sabre. Customer shall not in any other manner dispose of the Sabre TravelBase System or any part thereof or suffer any lien or legal process to be incurred or levied on the Sabre TravelBase System.

6.2  Risk of Loss.  Risk of loss for and damage to the Sabre TravelBase System
     ------------
shall pass to the Customer upon delivery of the Sabre TravelBase System to the site.

Article 7 - Insurance
---------------------

7.1  General.  Upon delivery of any part of the Sabre TravelBase System to the
     -------
site, Customer shall maintain Comprehensive General Liability (including bodily injury, product liability, property damage and contractual liability) and All Risk Property Insurance.

7.2  Comprehensive General Liability.  The Comprehensive General Liability
     -------------------------------
coverage shall be in the amount not less than one million dollars combined single limit. The coverage shall include the following special provisions: (a) Sabre shall be named as an additional insured; (b) such insurance shall be primary without any right of contribution from any insurance maintained by the additional insureds; and (c) insurers will provide Sabre with thirty days' prior written notice of any cancellation or material change.

7.3  All Risk Property.  The All Risk Property insurance shall be in an amount
     -----------------
to cover the replacement value of the Standard Equipment as set forth in the Schedule and all Supplements. Such policy shall: (a) name Sabre as additional insured; (b) name Sabre as the sole loss payee for loss of the Standard Equipment; (c) be primary without right of contribution from any insurance carried by Sabre; and (e) provide that Sabre will be given thirty days' prior written notice of any cancellation or material change of such policy.

7.4  Certificates.  Customer will provide to Sabre, on or before delivery of any
     ------------
part of the Sabre TravelBase System to the site, a Certificate issued by its insurer (s), evidencing the insurance coverage required by this Article.
Failure to provide such Certificate will be deemed an Event of Default under
Article 15.1.3.

Article 8 - Confidential Information
------------------------------------

8.1 The Confidential Information shall remain the property of the party disclosing such information.

8.2 Each party shall maintain in perpetuity the confidentiality of the other party's Confidential Information using the highest degree of care. Each party shall not use, sell, sublicense, transfer, publish, disclose, display, or otherwise make available to others, except as authorized in this Agreement, the other party's Confidential Information or any other material relating to such Confidential Information at any time before or after the termination of this Agreement nor shall either party permit its officers, employees, agents, contractors or subcontractors to divulge the Confidential Information without prior written consent of the other party.

Article 9 - Sabre TravelBase System Software License
----------------------------------------------------

9.1  Ownership of Sabre TravelBase System Software.    Customer acknowledges
     ---------------------------------------------
that Sabre or the original manufacturer of the Sabre TravelBase System Software, as applicable, owns or has licensed from the owner, copyrights in the respective Sabre TravelBase System Software and that ownership and title are retained by the manufacturer or its licensor. All applicable rights to patents, copyrights, trademarks, and trade secrets inherent in the Sabre TravelBase System Software and pertinent thereto are and shall remain Sabre's or the original manufacturer's sole and exclusive property. Any copy of such Software must incorporate any copyright, trade secret, or trademark notices or legends appearing in the original version delivered to Customer.

9.2     Grant of License.  Subject to the provisions of this Agreement and for
        ----------------
the term specified on the Schedule, either Sabre or the original manufacturer grants to Customer a non-transferable, non-exclusive, limited license to use the Sabre TravelBase System Software subject to the following restrictions: (a) Customer shall use the Sabre TravelBase System Software only to process data related to Customer's own travel agency business transactions, (b) Customer must do business as a bona fide travel agency, (c) The Sabre TravelBase System Software shall be used and installed solely at the site and solely used on the Standard Equipment, or other equipment reasonably authorized by Sabre, (d) the Sabre TravelBase System Software shall be used solely for internal purposes and only in the ordinary course of business; (e) Customer shall not reverse engineer, compile, reverse compile, decompile, disassemble, or reverse assemble the Sabre TravelBase System Software or any portion thereof, (f) the Sabre TravelBase System Software shall not be copied or reprinted in whole or in part except (i) a reasonable number of copies of each program may be made in machine readable form for reasonable archival or backup purposes, or (ii) when Sabre as granted permission to do so, and (g) Customer shall not lease, sell, license, sublicense or otherwise transfer the Sabre TravelBase System Software to any other party. Nothing in this Agreement shall convey title to the Sabre TravelBase System Software to Customer.

9.3     Modification Rights.  Customer shall not modify the Sabre TravelBase
        -------------------
System Software or merge such software into other programs or create derivative works based on such software without Sabre's prior consent, which consent Sabre shall not unreasonably withhold or delay.

9.4     Upgrades and Modifications.  All tangible objects containing or relating
        ---------------------------
to the Sabre TravelBase System Software are the sole and exclusive property of Sabre or the manufacturer. In the event Sabre, in its sole discretion, modifies the Sabre TravelBase System Software, it will deliver and install, either on-site or through remote dial-up capabilities, such modified Sabre TravelBase System Software to Customer at its then current charge, if any, and Customer shall promptly return to Sabre any and all tangible objects relating to the previous version of the Sabre TravelBase System Software which Customer is no longer using as provided in Article 16.6. If Sabre designates such modified Sabre TravelBase System Software to be self-installable by Customer and Customer requests Sabre to perform the installation on-site, for reasons other than the in-operability or malfunctioning of the modified Sabre TravelBase System Software or its installation routine, Customer will pay Sabre's then current fee for such installation assistance. Customer shall install or allow Sabre to install all such modifications within ninety days of receipt of the new revision of Sabre TravelBase System Software. Customer shall be solely responsible for protecting all software not obtained from Sabre hereunder and the data related thereto in the event of a software upgrade. Customer, in order to receive an upgraded or updated program, shall comply with any and all terms and conditions and Instructions reasonably imposed by Sabre.

9.5     Processing Units.  The TravelBase System Software will solely reside on
        ----------------
the processing units (the "Fileserver" and "Database server") located at Customer's site. In the event a Fileserver or Database server is upgraded, replaced or moved, Customer shall be solely responsible for moving and protecting all software not obtained from Sabre and the data related thereto.

9.6     Operating Program.
        -----------------

9.6.1. Customer acknowledges that the Sabre TravelBase System Software incorporates, in part, copyrighted materials pertinent to the Operating Program as identified on the Schedule. Customer agrees that such copyrighted portions shall be subject to the Operating Program copyright and license.

9.6.2. Customer will look only to Sabre and not to the manufacturer for any support, maintenance, assistance and upgrades and the like with respect to the Operating Program and the manufacturer shall have no liability to Customer in relation to this program.

9.6.3. THE LICENSE OF THE OPERATING PROGRAM, IF MANUFACTURED BY IBM, SHALL BE CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT.

9.7     Sabre TravelBase System Software.
        ---------------------------------

9.7.1. With respect to those portions of the Sabre TravelBase System Software that Sabre licenses from a third party, Customer acknowledges and agrees that Customer is not entitled to any greater warranty with respect to the Sabre TravelBase System Software than the warranty received by Sabre from its supplier of the respective Sabre TravelBase System Software.

9.7.2. EXCEPT AS SPECIFICALLY PROVIDED ELSEWHERE IN THIS AGREEMENT, THE SABRE TRAVELBASE SYSTEM SOFTWARE IS PROVIDED TO CUSTOMER AS IS AND WITH ALL ITS FAULTS WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THOSE IMPLIED WARRANTIES ARISING OUT OF COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OF TRADE OR ANY OTHER WARRANTY. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE SABRE TRAVELBASE SYSTEM SOFTWARE IS WITH THE CUSTOMER. SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO CUSTOMER. THIS WARRANTY GIVES THE CUSTOMER SPECIFIC LEGAL RIGHTS AND CUSTOMER MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE. ADDITIONALLY, CUSTOMER ASSUMES RESPONSIBILITY FOR THE SELECTION OF THE SABRE TRAVELBASE SYSTEM SOFTWARE TO ACHIEVE CUSTOMER'S INTENDED RESULTS, AND FOR THE INSTALLATION AND USE OF THE RESULTS OBTAINED FROM THE SABRE TRAVELBASE SYSTEM SOFTWARE.

9.7.3 Notwithstanding the above, Sabre warrants that during the Initial Term the media on which the Sabre TravelBase System Software is encoded is warranted to the Customer shall be free from defects in material or workmanship for a period of three months from the receipt of original purchase by Customer. If during such period, Customer discovers any defect in the media, Customer may return the media to Sabre and Sabre shall, as Customer's sole and exclusive remedy, repair, or replace the defective media.

9.7.4 In the event that (i) the Sabre TravelBase System fails to be Year 2000 Compliant (as defined below in this Article 9.7.4) and (ii) such failure is reported to Sabre and can be reproduced by Sabre, Sabre will use all reasonable diligence to correct such Year 2000 failure. If such nonconformity materially impairs Customer's use of the Sabre TravelBase System Software and cannot be cured as provided in this Section, then Customer's alternate sole and exclusive remedy will be to terminate this Agreement without further liability to Sabre for damages hereunder. "Year 2000 Compliant" means (i) the Sabre TravelBase System and each component thereof will accurately process date/time data (including, without limitation, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations; and (ii) the Sabre TravelBase System and each component thereof will accurately process date/time data (including, without limitation, calculating, comparing and sequencing) on or after January 1, 2000 in the same manner, and with the same functionality as the Sabre TravelBase System and each component thereof processes date/time data (including, without limitation, calculating, comparing and sequencing) on or before December 31, 1999.

Article 10 - Documentation and Training
---------------------------------------

10.1    Documentation.  For each Sabre TravelBase System leased hereunder, Sabre
        -------------
will provide at the time of delivery of the Sabre TravelBase System, one copy of all such manuals as may be relative to the installation and operation of the Sabre TravelBase System and all such on-line documentation as may be available to enable Customer's personnel to use and understand the operation thereof. Additional copies may be purchased at Sabre's then prevailing rate.

10.2    Training.  For each Sabre TravelBase System leased, Sabre shall provide
        --------
to Customer prior to installation of the Standard Equipment, training for a specific number of Customer employees on the basic use and operation of the Sabre TravelBase System Software as described on the schedule. This training must be completed prior to the installation of the Sabre TravelBase System. Additional classes may be offered on more advanced modules of the software as then may be available to the Customer. Some modules have a mandatory training requirement prior to the implementation of those modules.

10.2.1 Training for additional employees will be offered subject to availability and at Sabre's then prevailing rate per person, per class. The
additional training charge will be assessed on Customer's monthly invoice.   A
prepayment may be necessary to secure a place in the class.

10.2.2 The training described in Article 10.2 shall be performed at a location designated by Sabre.

10.2.3 In addition to the charge for training, Sabre reserves the right to charge all reasonable costs directly related to such training, including transportation, meals, and lodging.

10.2.4 Except as otherwise provided herein, Customer is responsible for all training of all its employees in the proper use of Sabre TravelBase. Sabre has the right to reasonably require further training at the Customer's expense before adding or changing levels of software support or adding additional software options.

10.2.5 In addition to the training described in Article 10.2, Sabre may offer to Customer supplemental training programs at a local level. Such training may consist of, but not limited to, workshops, seminars, and individual consultations. These will be made available at Sabre's then prevailing rate.

10.2.6 Customer and its trainees agree to comply with all training procedures and rules established by Sabre, and Sabre reserves the right to remove any Customer trainee from the training program if such trainee fails to comply with such procedures and rules.

10.2.7 Sabre may, at its discretion, monitor or test Customer's employee's training levels. If Sabre determines the training level to be insufficient, the Customer will institute such additional training, at its own expense (including, if necessary, additional training by Sabre at Sabre's then prevailing rate) as may be reasonably necessary to bring Customer's employees to the level of training required by Sabre.

Article 11 - Software Support
-----------------------------

11.1    Software Support.  Sabre agrees to provide software support to assist
        ----------------
the Customer's personnel of an understanding of the use of Sabre TravelBase. Such support will be in the form of a Help Desk available at specified times and hours via telephone. Support will be limited to the Sabre TravelBase System Software provided by Sabre and the formation of files by Sabre TravelBase System Software prior to transfer or export. The hours of support offered will be 6:00 a.m. to 7:30 p.m. Central time, Monday through Friday and 8:00 a.m. to 3:00 p.m. Central time on Saturdays excluding legal holidays which are subject to change. Unless otherwise specified, support will be limited to the Customer officer who signs this Agreement, or with whom Customer officer designates by providing the Help Desk telephone number.

11.2    Support Levels.  Sabre will provide ninety days of unlimited support
        --------------
from the Effective Date. Thereafter, the support level elected by the Customer shall be provided at Sabre's then prevailing rate. Customer may elect any level as described in the Article 11.2.2 for the Initial Term. With thirty days written notice, Customer may upgrade the service level at any time during the contract term. With thirty days written notice, Customer may reduce the service level at the end of each twelve month period.

11.2.1  Definition of Call Types
        ------------------------

        (i)  Billable Calls.  Customer will be charged for these calls.  Calls
             --------------
include, but are not limited to operator knowledge for which information is available in a manual or accessible on-line, accounting knowledge relating to the procedures and processing of tickets, and ARC/BSP documents, other vendor/suppliers relating to questions that should be directed to CRS vendors, forms or supplies, hardware and software not sold or supported by Sabre.

        (ii) Non-Billable Calls.  Customer will not be charged for these calls.
             -------------------
Calls include, but are not limited to Hardware Maintenance where a vendor is dispatched.

11.2.2  Definition of Support Levels.
        ----------------------------

        (i)   Level I  Customer may call for support as desired and required.
              -------
Customer must pay for each Billable Call at the rate specified on the Schedule and Supplements. Such Charges will appear on the monthly invoice.

        (ii)  Level II  Customer may call for support as desired and required.
              --------
Customer will be allocated, at no charge, a limited number of Billable Calls per month as specified on the Schedule and any Supplements. All Billable Calls over that number will be charged at the rate specified on the Schedule and any Supplements.

        (iii) Level III  Customer may call for support as desired and required.
              ---------
There will be no charge for the Billable Calls at this level. Customer shall be billed a monthly flat rate for this support option.

Article 12 - Warranty, and Limitation of Warranty, Liability and Remedy
-----------------------------------------------------------------------

12.1    Standard Equipment.  The Standard Equipment shall be delivered and
        ------------------
installed in good working  order.

12.2    Sabre TravelBase System Software.  The Sabre TravelBase System Software
        --------------------------------
provided will be in good working order when installed. Sabre TravelBase System Software and any additions, changes, improvements, and enhancements provided to Customer hereunder shall conform to any applicable requirements or rules of the Airline Reporting Corporation ("ARC"), Bank Settlement Plan ("BSP") or the International Air Transport Association ("IATA") as approved by the Department of Transportation ("DOT").

12.3    Limitation of Warranty.  THE WARRANTIES EXPLICITLY SPECIFIED HEREIN ARE
        -----------------------
THE ONLY WARRANTIES MADE BY SABRE AND THE MANUFACTURER AND THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE OF SABRE TRAVELBASE OR THE SABRE TRAVELBASE SYSTEM OR ANY LIMITATION STATEMENTS REGARDING CAPACITY, SUITABILITY FOR USE, OR PERFORMANCE OF THE SABRE TRAVELBASE SYSTEM OR ANY COMPONENTS THEREOF, WHETHER MADE BY SABRE OR OTHERWISE, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF SABRE OR THE MANUFACTURER.

12.4    Limitation of Remedies.  In the event of a material malfunction or
        ----------------------
defect in an unaltered component of the Sabre TravelBase System that can be reproduced by Sabre, Sabre will provide reasonable services to promptly correct such malfunction or defect. Customer will supply Sabre with such input files and other materials as may be necessary to enable Sabre to diagnose and correct the malfunction or defect. THE FORGOING SHALL BE CUSTOMER'S SOLE AND EXCLUSIVE PRIMARY REMEDY FOR ANY MALFUNCTION OR DEFECT IN THE SABRE TRAVELBASE SYSTEM. IF SUCH MALFUNCTION OR DEFECT MATERIALLY IMPAIRS CUSTOMER'S USE OF THE SABRE TRAVELBASE SYSTEM AND CANNOT BE CURED AS PROVIDED IN THIS PARAGRAPH, THEN CUSTOMER'S ALTERNATE SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT WITHOUT FURTHER LIABILITY TO SABRE FOR DAMAGES HEREUNDER.

12.5    Limitation of Liability. CUSTOMER WAIVES ALL LIABILITY OF SABRE AND THE
        -----------------------
RESPECTIVE MANUFACTURER ARISING FROM NEGLIGENCE EXCEPT FOR SABRE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NOTWITHSTANDING THE FOREGOING AND EXCEPT FOR SABRE'S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 13, SABRE'S LIABILITY TO CUSTOMER HEREUNDER SHALL BE LIMITED TO THE LESSER OF (1) CUSTOMER'S DIRECT DAMAGES, OR (2) ONE MILLION DOLLARS ($1,000,000.00). NEITHER SABRE NOR ANY MANUFACTURER NOR CUSTOMER SHALL BE LIABLE TO EACH OTHER FOR ANY INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, UNDER ANY CIRCUMSTANCES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, REVENUE OR SAVINGS, OR THE LOSS OF USE OF ANY DATA, EVEN IF SABRE

OR THE MANUFACTURER OR CUSTOMER HAS BEEN ADVISED OF, KNOWN, OR SHOULD HAVE KNOWN, OF THE POSSIBILITY THEREOF.


Article 13 - Indemnification
----------------------------

13.1 Customer and Sabre hereby agree to indemnify and hold each other, their affiliates, subsidiaries, successors and assigns and their officers, directors, agents, and employees ("Indemnitees") harmless from and against third-party liabilities, including, but not limited to, reasonable attorney's fees, and other expenses incident thereto, which may be threatened against, or recoverable from the Indemnitees by reason of any injuries to or death of persons or loss of, damage to, or destruction of property arising out of or in connection with
(a) any act, or omission of Customer or Sabre, including without limitation any act, or omission constituting negligence; and/or (b) any breach of the representations or warranties made by the other party.

13.2 Sabre, at is own expense, will indemnity, defend and hold harmless Customer and its employees, representatives, agents and affiliates, against any third-party claim, suit, action or other proceeding brought against Customer based on or arising from a claim that the Sabre TravelBase System provided hereunder (other than material provided by Customer) infringes and/or violates in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party. Sabre will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Customer in connection with or arising from any such claim suit action or proceeding.

13.3 All indemnification obligations under this Article 13 shall be subject to the following requirements: (a) the indemnified party shall provide the indemnifying party with prompt written notice of any claim; (b) the indemnified party shall permit the indemnifying party to assume and control the defense of any action upon the indemnifying party's written acknowledgment of the obligation to indemnify (unless, in the opinion of counsel of the indemnified party, such assumption would result in a material conflict of interest); and (c) the indemnifying party shall not enter into any settlement or compromise of any claim without the indemnified party's prior written consent, which shall not be unreasonably withheld. In addition, the indemnified party may, at is own expense, participate in its defense of any claim. In the event that the indemnifying party assumes the defense of any such claim, the indemnifying party shall have no liability for attorney's fees and costs incurred by the indemnified party.

Article 14 - Assignment
-----------------------

Neither party will assign, transfer, license, franchise nor otherwise convey this Agreement or any rights or services hereunder or delegate obligations hereunder to any third party without the other party's prior written consent except that each party may from time to time and without consent assign this Agreement and all of its rights and obligations hereunder to: (i) any affiliated company; or (ii) to any third person with which the assigning party is amalgamated, merged or consolidated; or (iii) to any third person that directly or indirectly acquires all or substantially all of the business or assets of the assigning party to which this Agreement relates; upon any such assignment, the transferee will be substituted for the assigning party for all purposes under this Agreement and the assigning party will be released from all liability under this Agreement so long as the transferee accepts all liability and obligations of the assigning party under this Agreement in writing and the transferee has the financial and technical capacity to perform the obligations being assumed. The non-assigning party will be notified within fifteen (15) days of any such assignment.

Article 15 - Termination and Default
------------------------------------

15.1    Default.  The occurrence of any one of the following events shall
        -------
constitute a non-exclusive event of default (the "Event of Default") pursuant to the terms of this Agreement.

15.1.1  Customer fails to pay any amount when due;

15.1.2  Customer ceases to be a bona fide travel agency;

15.1.3 Any representation by either party is discovered to be materially misleading or inaccurate, or either party fails to perform any material covenant, agreement, obligation, term or condition contained herein;

15.1.4 Either party ceases to do business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay debts as they become due, acquiesces in the appointment of a trustee, receiver or liquidator for it or any substantial part of its assets or properties, sells, or executes an agreement to sell all or substantially all of its assets without complying with the provisions of Article 14.

15.1.5 Events of Default described in 15.1.1, 15.1.3 and 15.1.4 shall not be cause for termination if the party in default cures such default within fifteen days after date of written notice from the other party. If the party in default cures its default as provided in this provision, said failure shall not be considered to be an Event of Default for the purposes of Article 15.2 or Article 15.3, as applicable.

15.2    Sabre's Rights Upon Termination.  Upon the occurrence of an Event of
        -------------------------------
Default and subject to Article 15.1.5, Sabre shall have the right to any one or more of the following remedies; (i) terminate this Agreement; and (ii) seek all legal and equitable remedies to which it is entitled. If Customer's Event of Default results in termination, Customer agrees to pay to Sabre damages suffered by Sabre as a result of such Event of Default. In the event of termination, Sabre will allow Customer to continue to utilize the Sabre TravelBase System, pursuant to the terms and conditions of this Agreement, for a period of [****] after the termination date ("Transition Period") on the following conditions:

        15.2.1 The discounts in Article 3.6 will be forfeited during the Transition Period and Customer agrees to pay Sabre all applicable Charges for the Sabre TravelBase System during the Transition Period;
        15.2.2 Customer will advise Sabre at least fifteen (15) days in advance of the date it wishes to discontinue its continued use of the Sabre TravelBase System;
        15.2.3 Upon such discontinuance Sabre may retake immediate possession of the Sabre TravelBase System;
        15.2.4 The Transition Period may only be extended by written agreement of both parties.

15.3    Customers Rights Upon Termination.  Upon the occurrence of an Event of
        ---------------------------------
Default and subject to Article 15.1.5, Customer may terminate this Agreement immediately upon written notice to Sabre and/or seek all legal and equitable remedies to which it is entitled.

Article 16 - Miscellaneous
--------------------------

16.1    Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE
        --------------
STATE OF NEW YORK AND THE UNITED STATES OF AMERICA.

16.2    Binding Effect.  Except as otherwise provided, the Agreement shall inure
        --------------
to the benefit of and bind the successors and assigns of the parties hereto.

16.3    Entire Agreement.  This Agreement and the Instructions constitute the
        ----------------
entire agreement of the parties as to the matters set forth herein and shall supersede any previous understandings, agreements, representations, statements, negotiations and undertakings, whether written or oral, between the parties relating to the matters set forth herein. Any amendment to this Agreement must be in writing and signed by the authorized representatives of both parties.

16.4    Force Majeure.  Each party shall be relieved of its obligations
        --------------
hereunder in the event and to the extent that performance is delayed or prevented by any cause reasonably beyond its control, including, but not limited to acts of God, public enemies, war, civil disorder, fire, flood, explosion, labor dispute or strikes, or any acts or orders of any governmental authority, inability to obtain supplies and materials (including and without limitation computer hardware) or any delay of deficiency caused by the electrical or telephone line suppliers or other third parties.

16.5    Notices.  Unless otherwise stated, notices given or required under this
        -------
Agreement must be in writing and shall be deemed delivered upon receipt to Sabre Inc. at 4255 Amon Carter Blvd, Ft. Worth TX 76155 (to be sent to the attention of General Counsel) or to the Customer at the address set forth in the Schedule or such other address as either party indicates in writing to the other.

16.6    Return of Sabre TravelBase System.  Upon the termination of this
        ---------------------------------
Agreement for any reason, (a) Customer, at its sole cost and expense, shall return to Sabre all Confidential Information of Sabre and the Sabre TravelBase System as requested by Sabre, in good condition, less normal wear and tear, and
(b) Sabre, at its sole costs and expense, shall return to Customer all Confidential Information of Customer.

16.7    Modifications.  Sabre retains the right to modify the Sabre TravelBase
        -------------
System, at its discretion at any time during the term of this Agreement. However, such modifications will not materially impair Customer's ability to access and use Sabre TravelBase in the manner expressly permitted in this Agreement. During the term hereof, Sabre shall make additions, changes, improvements or enhancements in the Sabre TravelBase System Software necessary to enable Customer to comply with applicable requirements or rules of ARC, BSP or IATA, as approved by DOT.

16.8    Severability.  Any provision of this Agreement which may be determined
        ------------
by a court or other competent governmental authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions thereof, unless said prohibition or unenforceability materially alters the rights or obligations of either party.

16.9 Surviving Sections.  Upon the expiration or earlier termination of this
     ------------------
Agreement, Customer shall promptly pay Sabre any and all outstanding sums that are due and payable. Notwithstanding anything to the contrary referenced herein Articles 6, 8, 9, 12, and 13 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

Cheap Tickets, Inc.                         Sabre Inc.

[****] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

By:   /s/ TAMMY ISHIBASHI                   By:   /s/ [SIGNATURE ILLEGIBLE]
   ----------------------------                -------------------------------
          (Signature)                                    (Signature)

Name:     TAMMY ISHIBASHI                             [SIGNATURE ILLEGIBLE]
     --------------------------             Name:-----------------------------
         (Print Name)                                    (Print Name)

Title:  EXEC. V.P.                          Title:  Manager - Financial Services

Date:   10/15/99                            Date:   10/21/99

                                                               PCC______